UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2026 annual meeting of stockholders of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) held on May 21, 2026 (the “Annual Meeting”), the Company’s stockholders approved a proposal authorizing the board of directors of the Company (the “Board”), in its sole discretion, to effect one or more reverse stock splits of the outstanding shares of the Company’s common stock, par value, $0.00001 per share (the “Common Stock”), at a cumulative reverse split ratio in the range of one-for-two (1:2) to one-for-one hundred and fifty (1:150), as determined by the Board, whereby every two to one hundred and fifty shares of the issued and outstanding Common Stock will be combined into one share of issued and outstanding Common Stock. The voting results of the Annual Meeting were reported on a Form 8-K filed with the Securities and Exchange Commission on May 27, 2026.

Pursuant to such authority granted by the Company’s stockholders at the Annual Meeting, on June 1, 2026, the Board approved a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the Common Stock and on June 10, 2026, the Company filed a certificate of amendment to amend the certificate of incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware, with an effective date of June 11, 2026 (the “Effective Date”). The Reverse Stock Split became effective at the start of trading on June 11, 2026 (the “Effective Time”). Following the Reverse Stock Split, every ten (10) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time were automatically reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduced the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding warrants, restricted stock units and convertible preferred stock in proportion to the ratio of the Reverse Stock Split and caused a proportionate increase in the exercise or conversion prices of such convertible securities, as applicable. The Reverse Stock Split did not change the total number of authorized shares of Common Stock or preferred stock.

No fractional shares were issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split received one full share of the post-Reverse Stock Split Common Stock in lieu of such fractional share.

VStock Transfer LLC is acting as exchange agent for the Reverse Stock Split and will notify stockholders of record regarding the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (through a broker, bank or other holder of record) are not required to take any action.

Commencing on June 11, 2026, trading of the Company’s Common Stock continued on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 825693500.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Shuttle Pharmaceuticals Holdings, Inc
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 11, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Interim Co-Chief Executive Officer